UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 29, 2009, Plains Exploration & Production Company (“PXP”) closed the transaction contemplated by that certain amendment (the “Amendment”) to PXP’s Participation Agreement with Chesapeake Energy Corporation (“Chesapeake”) entered into by PXP and certain of its subsidiaries on August 5, 2009. Pursuant to the Amendment, PXP paid to Chesapeake $1.1 billion for PXP’s remaining commitment to fund 50% of Chesapeake’s share of drilling and completion costs for future Haynesville Shale wells (the “Haynesville Carry”). In addition to this payment, the Amendment requires Chesapeake to drill at least 150 wells per year for the three-year period starting October 1, 2009 and terminates PXP’s one-time option exercisable in June 2010 to avoid paying the last $800 million of the Haynesville Carry in exchange for an assignment to Chesapeake of 50% of PXP’s interest in its Haynesville acreage.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to PXP’s Current Report on Form 8-K filed on August 6, 2009 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: September 29, 2009	/s/ Winston M. Talbert
Winston M. Talbert
Executive Vice President and Chief Financial Officer

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